EXHIBIT (c)(7)


                            EXTENSION AGREEMENT

            This Extension Agreement (this "Agreement") is made as of July 15, 1998 by and among Albertson's, Inc., a Delaware corporation ("Acquiror"), Locomotive Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquiror ("Newco"), and FS Equity Partners II, L.P., a California limited partnership (the Stockholder), in connection with that certain Tender and Option Agreement, dated as of January 19, 1998, among Acquiror, Newco and the Stockholder (the "T&O Agreement").

                                  RECITALS

            WHEREAS, Acquiror, Newco and the Stockholder constitute all of the parties to the T&O Agreement; and

            WHEREAS, the parties hereto desire to extend the term of the T&O Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

            1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

            2. Termination Date. The date "July 19, 1998" referred to in
Section 9(c) of the T&O Agreement is hereby amended and changed to "September 1, 1998."

            3. Deletion and Renumbering. Section 10 of the T&O Agreement is hereby deleted in its entirety. Sections subsequent to Section 10 of the T&O agreement shall not be renumbered.

            4. Effect on Prior Agreement. Except as set forth above, all provisions of the T&O Agreement shall remain in full force or effect.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                              ACQUIROR:

                              ALBERTSON'S, INC.


                              By: /s/ Michael F. Reuling
                                  -----------------------------------
                                  Name:  Michael F. Reuling
                                  Title: Executive Vice President


                              NEWCO:

                              LOCOMOTIVE ACQUISITION CORP.


                              By: /s/ Michael F. Reuling
                                  ---------------------------------
                                  Name:  Michael F. Reuling
                                  Title: Vice President


                              STOCKHOLDER:

                              FS EQUITY PARTNERS II, L.P.

                                By: Freeman Spogli & Co.
                                Its:General Partner


                              By: /s/ J. Frederick Simmons
-                                  -------------------------------
                                  Name:  J. Frederick Simmons
                                  Title: General Partner